                                                                    EXHIBIT 12.1

                            GRUPO TMM, S.A. DE C.V.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (AMOUNTS IN THOUSANDS OF DOLLARS)

                                                            JUNE 30,                             DECEMBER 31,
                                                       -------------------   ----------------------------------------------------
                                                         2002       2001       2001       2000       1999       1998       1997
                                                       --------   --------   --------   --------   --------   --------   --------
Historical ratio (IAS GAAP):
Fixed charges:
    Interest costs and amortization on debt discount
     or premium in all indebtness....................   72,829     70,919    141,103    165,767    167,919    168,100    112,200
    Portion of rent expense representative of
     interest factor (A).............................   18,045     18,642     38,839     35,653     24,148     25,104     19,698
                                                       -------    -------    -------    -------    -------    -------    -------
      Fixed charges..................................   90,874     89,561    179,942    201,420    192,057    193,204    131,898
                                                       -------    -------    -------    -------    -------    -------    -------
Earnings
    Pretax income from continuing operations.........   (9,318)    16,249      1,775    (15,783)    29,349    (86,118)   (29,865)
    Less:
      Minority interest..............................   19,428     64,103     91,139     57,643    (39,673)    15,865    (37,900)
      Equity investee income/loss....................    1,751        648        459        522      1,247        829        702
    Fixed charges....................................   90,874     89,561    179,942    201,420    192,067    193,204    131,898
    Amoritization of capitalized interest............      172        173        345        345        345        345        636
    Distributed income of equity investees...........    1,274
                                                       -------    -------    -------    -------    -------    -------    -------
                                                       100,679    169,438    272,742    243,103    180,641    122,487     64,067
    Less:
      Interest capitalized...........................                                                                     12,074
                                                       -------    -------    -------    -------    -------    -------    -------
      Earnings.......................................  100,679    169,438    272,742    243,103    180,641    122,487     51,993
                                                       -------    -------    -------    -------    -------    -------    -------
                                                       -------    -------    -------    -------    -------    -------    -------
Ratio of earnings to fixed charges...................     1.11       1.89       1.52       1.21         (B)        (B)        (B)
                                                       =======    =======    =======    =======    =======    =======    =======
COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED
  CHARGES FOR ADJUSTMENT FOR ISSUANCE OF DEBT
      Pretax income from continuing operations less
       minority interest and equity investees plus
       fixed charges, amortization of capitalized
       interest and distributed income of equity
       investees.....................................   97,009               265,403
      Fixed charges as above.........................   90,874               179,942
      Estimated net increase in interest for
       refinancing...................................    3,670                 7,339
                                                       -------               -------
      Total pro forma fixed charges..................   94,544               187,281
                                                       -------               -------
      Pro forma ratio of earnings to fixed charges...     1.03                  1.42
                                                       =======               =======

--------------------------

(A) The Company considered one third of the rent expense as imputed interest factor.

(B) Due to the registrant's loss in 1999, 1998, and 1997, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $11,426, $70,717 and $79,905 respectively to achieve a coverage ratio of 1:1.

                                                                    EXHIBIT 12.1
                                                                     (CONTINUED)

                            GRUPO TMM, S.A. DE C.V.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (AMOUNTS IN THOUSANDS OF DOLLARS)

                                                                   JUNE 30,                  DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                2002       2001       2001       2000       1999
                                                              --------   --------   --------   --------   --------
Historical ratio (U.S. GAAP):
Fixed charges:
    Interest costs and amortization on debt discount or
     premium in all indebtness..............................   71,896     70,919    142,036    165,767    167,919
    Portion of rent expense representative of interest
     factor (A).............................................   16,778     17,375     36,306     33,550     22,814
                                                              -------    -------    -------    -------    -------
      Fixed charges.........................................   88,674     88,294    178,342    199,317    190,733
                                                              -------    -------    -------    -------    -------
Earnings
    Pretax income from continuing operations................  (45,095)    29,948      8,758    (14,906)    83,290
    Less:
      Minority interest.....................................   62,538     58,430     83,675     55,329    (99,791)
      Equity investee income/loss...........................    1,751        648        459        522      1,247
    Fixed charges...........................................   88,674     88,294    178,342    199,317    190,733
    Amoritization of capitalized interest...................      172        173        345        345        345
    Distributed income of equity investees..................    1,274
                                                              -------    -------    -------    -------    -------
                                                              105,812    176,197    270,661    239,563    173,330
    Less:
      Interest capitalized..................................
                                                              -------    -------    -------    -------    -------
      Earnings..............................................  105,812    176,197    270,661    239,563    173,330
                                                              -------    -------    -------    -------    -------
                                                              -------    -------    -------    -------    -------
Ratio of earnings to fixed charges..........................     1.19       2.00       1.52       1.20         (B)
                                                              =======    =======    =======    =======    =======
COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
  FOR ADJUSTMENT FOR ISSUANCE OF DEBT
      Pretax income from continuing operations less minority
       interest and equity investees plus fixed charges,
       amortization of capitalized interest and distributed
       income of equity investees...........................  101,142               262,322
      Fixed charges as above................................   88,674               178,342
      Estimated net increase in interest and amortization of
       debt expense for refinancing.........................    4,670                 8,339
                                                              -------               -------
      Total pro forma fixed charges.........................   93,344               186,681
                                                              -------               -------
      Pro forma ratio of earnings to fixed charges..........     1.08                  1.41
                                                              =======               =======

--------------------------

(A) The Company considered one third of the rent expense as imputed interest factor.

(B) Due to the registrant's loss in 1999, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $17,403 to achieve a coverage ratio of 1:1.